Exhibit 10.5
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT #1 TO SUPPLY AGREEMENT

This Amendment #1 (the “Amendment”) to the Supply Agreement dated February 10, 2021, by and between Akebia Therapeutics, Inc. (“Akebia”) and STA Pharmaceutical Hong Kong Limited (“STA”) is effective as of October 15, 2024 (the “Amendment Effective Date”). Akebia and STA are each referenced individually herein as a "Party" and together as the “Parties”.

WITNESSETH:

WHEREAS, STA and Akebia entered into a Supply Agreement dated February 10, 2021 (the “Supply Agreement”) under which STA manufactures Product for purchase by Akebia; and

WHEREAS, the Parties desire to amend the Supply Agreement as set forth in this Amendment;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, STA and Akebia hereby agree to amend the Supply Agreement as follows:

1.Section 3.2 is hereby deleted in its entirety and replaced with the following:

3.2. Throughout the Term, in accordance with the Minimum Order Quantity and Purchase Order Lead Time, Akebia shall submit to STA a Purchase Order to facilitate payment to STA which shall be consistent with the Rolling Forecast. Upon provision of a Purchase Order by Akebia to STA, STA shall provide acceptance of such Purchase Order within [**] upon receipt of the same. Failure by STA to provide notice of any acceptance or rejection of any such Purchase Order will be considered acceptance of the Purchase Order. STA agrees that it shall not [**] fail to accept any Purchase Order provided by Akebia. Should Akebia issue a Purchase Order [**] as set forth in Exhibit A. If there is a contradiction between a provision of this Agreement and a Purchase Order, then the provision in this Agreement will take precedence.

2.Section 3.3 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

3.3. Events of [**] any product containing the Product in a market (e.g. delay in or withdrawal of market approval from regulatory agencies, etc.) which then [**] purchasing an amount of Product corresponding to an accepted Purchase Order, shall [**] the Parties. In such event, Akebia shall pay for any Services already performed, any expenses already incurred or irrevocably committed [**] in connection with the cancelled or delayed Purchase Order; provided, however, that STA should exercise its commercially reasonable efforts to use the Components purchased by STA for the cancelled or delayed Purchase Order in any open Purchase Orders.

3.Section 7.2 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

7.2. Akebia Quality Release. No delivery of Product by STA will occur without prior Akebia Release. Akebia’s certificate of lot disposition must be received by STA prior to delivery of Product. For such purpose, Akebia’s quality department will review the documentation provided by STA for any Batch of Product and will provide STA with the certificate of lot disposition or, otherwise, with its justified objections to issuing the certificate of lot disposition in accordance with the Quality Agreement, in each case, within [**] of receipt of the documentation.

4.Section 7.4 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

7.4 Storage. Prior to delivery, all Product at the Facility will be stored in a clean, secured, segregated area. For any Product that has been stored for more than [**] after Akebia Release STA will charge Akebia storage fees at a [**], unless different rates are otherwise agreed by the Parties. Upon placement of any Product into storage at STA’s Facility (including any free storage period), the Products shall be deemed to have been delivered and title, control and risk of loss thereto shall transfer to Akebia. The Parties shall use their good faith efforts to enter into a storage agreement with regards to any stored Product.

5.Section 14.1 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

14.1 Term. Subject to Section 14.2, the Term of this Agreement shall expire on January 1, 2032. Notwithstanding any termination as described in Sections 14.2, 14.3, 14.4 or 14.5, it is the intent of the Parties that any renewal or extension of the Term will be agreed to in writing between the Parties, no later than eighteen (18) calendar months prior to its expiration.

6.Exhibit A – Product Price, Lead Time and Minimum Order Quantity of the Supply Agreement is deleted in its entirety and replaced by the new Exhibit A attached hereto.

7.All capitalized terms not defined herein shall have meaning set forth in the Supply Agreement.

8.All terms and conditions of the Supply Agreement not expressly amended by this Amendment remain in full force and effect.

9.This Amendment may be executed by electronic means (including .PDF) and in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

Signature Page to Follow

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

AKEBIA THERAPEUTICS, INC. By: /s/ Kim Garko Print Name: Kim Garko Title: SVP, CTO Date: October 15, 2024	STA PHARMACEUTICAL HONG KONG LIMITED By: /s/ Jinling Chen Print Name: Jinling Chen Title: SVP and Head of Pharmaceutical Development and Manufacturing Services, STA Date: September 27, 2024

Amendment    3    CONFIDENTIAL